UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURTIES AND EXCHANGE ACT OF 1934


          Date of Report (date of earliest event reported): May 1, 2001

                       ELECTRONIC BUSINESS SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)



            Delaware                     2-96392-A                65-0952956
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
  incorporation or organization)                             Identification No.)


         1800 NW 49th Street, Suite 100
             Fort Lauderdale, FL                                  33309
   (Address of Principal Executive Offices)                     (Zip Code)



       Registrant's telephone number, including area code: (954) 229-5100

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ITEM 5

The Company's auditors, Radin Glass & Co. LLP has resigned and Sweeney Gates & Co. has been appointed as the Company's new Independent Auditors.

On Sept 1 2000 Electronic Business Services,Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code").

A hearing was held on May 1,2001. At that hearing the United States Bankruptcy Court(" Bankruptcy Court") approved the Joint Plan of Reorganization of the Company ("the Plan") after all interested parties had an opportunity to address the Court. The Plan becomes effective on May 14, 2001.

Highlights of the plan include a dividend payment to unsecured creditors in the amount of 5% of their outstanding debt and 2% of the new stock of the Company paid to the creditors in proportion to the debt outstanding to each creditor. It also includes the cancellation of all of the pre-confirmation outstanding Capital Stock of the Company, including all Common and Preferred Stock,and any outstanding Options or Warrants.

The new Common Stock of the Company that will be issued to the unsecured Creditors of the Company and the Post-Petition Service Providers has been authorized by the Bankruptcy Court pursuant to 11 U.S.C. 1145 on the effective date, May 14, 2001.

The newly assigned Cusip No. for the new Common Stock Stock is "285554 20 0" and the new trading symbol is "EBSE"